UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2020

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured First Lien Notes due 2025 and Senior Secured First Lien Notes due 2027

On December 2, 2020, NRG Energy, Inc. (“NRG”) completed the sale of $500 million aggregate principal amount of 2.000% senior secured first lien notes due 2025 (the “2025 Secured Notes”) and the sale of $900 million aggregate principal amount of 2.450% senior secured first lien notes due 2027 (the “2027 Secured Notes” and, together with the 2025 Secured Notes, the “Secured Notes”) pursuant to the terms of the purchase agreement, dated November 17, 2020 (the “Secured Notes Purchase Agreement”), among NRG, the guarantors named therein and the initial purchasers named therein (the “Initial Purchasers”). The Secured Notes were issued under a base indenture, dated December 2, 2020 (the “Secured Notes Base Indenture”), between NRG and Deutsche Bank Trust Company Americas, as trustee (the “Notes Trustee”), as supplemented by a supplemental indenture, dated December 2, 2020 (the “Secured Notes Supplemental Indenture” and, together with the Secured Notes Base Indenture, the “Secured Notes Indenture”), among NRG, the guarantors named therein and the Notes Trustee. The Secured Notes Indenture and the forms of the Secured Notes, which are attached as exhibits to the Secured Notes Supplemental Indenture, provide, among other things, that the Secured Notes will be senior secured first lien obligations of NRG and the guarantors. Interest is payable on the Secured Notes on June 2 and December 2 of each year beginning on June 2, 2021 until the maturity date of December 2, 2025 for the 2025 Secured Notes and until the maturity date of December 2, 2027 for the 2027 Secured Notes. The 2027 Secured Notes are being issued under NRG’s Sustainability-Linked Bond Framework, which sets out certain sustainability targets, including reducing greenhouse gas emissions. Failure to meet such sustainability targets will result in a 25 basis point increase to the interest rate payable on the 2027 Secured Notes from and including the interest period ending on June 2, 2026.

The Secured Notes are guaranteed by each of NRG’s current and future subsidiaries that guarantee indebtedness under its credit agreement. The Secured Notes are secured by a first priority security interest in the same collateral that is pledged for the benefit of the lenders under NRG’s credit agreement and existing senior secured notes, which collateral consists of a substantial portion of the property and assets owned by NRG and the guarantors. The collateral securing the Secured Notes will be released at NRG’s request if NRG obtains an investment grade rating from two out of the three rating agencies, subject to reversion if such rating agencies withdraw NRG’s investment grade rating or downgrade NRG’s rating below investment grade.

At any time prior to November 2, 2025 (one month prior to maturity) for the 2025 Secured Notes, and at any time prior to October 2, 2027 (two months prior to maturity) for the 2027 Secured Notes, NRG may redeem all or a portion of the applicable series of Secured Notes at a redemption price equal to 100% of the principal amount of the Secured Notes redeemed, plus an applicable premium and accrued and unpaid interest, if any, to the redemption date.

If a change of control triggering event occurs, subject to certain conditions, NRG must offer to repurchase each series of Secured Notes at a price equal to 101% of the principal amount of the applicable Secured Notes, plus accrued and unpaid interest to the date of repurchase.

The terms of the Secured Notes Indenture, among other things, limit the ability of NRG and certain of its subsidiaries to create liens on assets or consolidate, merge or transfer all or substantially all of NRG’s assets and the assets of its subsidiaries.

The Secured Notes Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the Secured Notes Indenture; defaults in failure to pay certain other indebtedness; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified in the Secured Notes Indenture, the Notes Trustee or the holders of at least 30% in aggregate principal amount of the applicable series of Secured Notes that are then outstanding may declare all the Secured Notes of such series to be due and payable immediately.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Secured Notes Base Indenture, the Secured Notes Supplemental Indenture and the forms of the Secured Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Senior Unsecured Notes due 2029 and Senior Unsecured Notes due 2031

On December 2, 2020, NRG also completed the sale of $500 million aggregate principal amount of 3.375% senior notes due 2029 (the “2029 Unsecured Notes”) and the sale of $1,030 million aggregate principal amount of 3.625% senior notes due 2031 (the “2031 Unsecured Notes” and, together with the 2029 Unsecured Notes, the “Unsecured Notes”) pursuant to the terms of the purchase agreement, dated November 17, 2020 (the “Unsecured Notes Purchase Agreement”), among NRG, the guarantors named therein and the Initial Purchasers. The Unsecured Notes were issued under a base indenture, dated December 2, 2020 (the “Unsecured Notes Base Indenture”), between NRG and the Notes Trustee, as supplemented by a supplemental indenture, dated December 2, 2020 (the “Unsecured Notes Supplemental Indenture” and, together with the Unsecured Notes Base Indenture, the “Unsecured Notes Indenture”), among NRG, the guarantors named therein and the Notes Trustee. The Unsecured Notes Indenture and the forms of the Unsecured Notes, which are attached as exhibits to the Unsecured Notes Supplemental Indenture, provide, among other things, that the Unsecured Notes will be senior unsecured obligations of NRG and the guarantors. Interest is payable on the Unsecured Notes on February 15 and August 15 of each year beginning on August 15, 2021 until the maturity date of February 15, 2029 for the 2029 Unsecured Notes and February 15, 2031 for the 2031 Unsecured Notes.

If (i) the previously announced acquisition (the “Acquisition”) by NRG of Direct Energy, the North American energy supply, services and trading business of Centrica plc (“Centrica”), pursuant to the Purchase Agreement, dated July 24, 2020, among NRG, Centrica and certain subsidiaries of Centrica (the “Direct Energy Purchase Agreement”), has not been completed on or prior to 5:00 p.m. (New York City time) on July 24, 2021 (or, to the extent such date is automatically extended pursuant to the terms of the Direct Energy Purchase Agreement, on or before October 24, 2021 or January 24, 2022, as applicable) (such date, as extended if applicable, the “Outside Date”), or (ii) prior to 5:00 p.m. (New York City time) on the Outside Date, (a) NRG has terminated the Direct Energy Purchase Agreement or decided that it will not pursue the consummation of the Acquisition or (b) NRG has determined in its sole discretion that the consummation of the Acquisition cannot or is not reasonably likely to be satisfied by 5:00 p.m. (New York City time) on the Outside Date (the earlier to occur of the events described in clauses (i) and (ii) of this sentence, an “Acquisition Triggering Event”), then NRG will be required to redeem, within 30 days of the Acquisition Triggering Event, all of the 2029 Unsecured Notes and $200 million aggregate principal amount of the 2031 Unsecured Notes, in each case, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date.

NRG may redeem some or all of the 2029 Unsecured Notes and the 2031 Unsecured Notes at any time prior to February 15, 2024 and February 15, 2026, respectively, in each case, at a price equal to 100% of the principal amount of the notes redeemed plus a “make-whole” premium and accrued and unpaid interest.

Prior to February 15, 2024, NRG may redeem up to 40% of each series of Unsecured Notes with an amount equal to the net cash proceeds of certain equity offerings at the redemption price listed in the Unsecured Notes Indenture, plus accrued and unpaid interest; provided at least 50% of the aggregate principal amount of the applicable series of Unsecured Notes remains outstanding after the redemption.

On or after February 15, 2024 and February 15, 2026, NRG may redeem some or all of the 2029 Unsecured Notes and the 2031 Unsecured Notes, respectively, at the redemption prices listed in the Unsecured Notes Indenture, in each case, plus accrued and unpaid interest.

If a change of control triggering event occurs, subject to certain conditions, NRG must offer to repurchase each series of Unsecured Notes at a price equal to 101% of the principal amount of the Unsecured Notes, plus accrued and unpaid interest to the date of repurchase.

The terms of the Unsecured Notes Indenture, among other things, limit the ability of NRG and certain of its subsidiaries to create liens on assets or consolidate, merge or transfer all or substantially all of NRG’s assets and the assets of its subsidiaries.

The Unsecured Notes Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the Unsecured Notes Indenture; defaults in failure to pay certain other indebtedness; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified in the Unsecured Notes Indenture, the Notes Trustee or the holders of at least 30% in aggregate principal amount of the applicable series of Unsecured Notes that are then outstanding may declare all the Unsecured Notes of such series to be due and payable immediately.

The Secured Notes and the Unsecured Notes (collectively, the “New Notes”) were sold to the Initial Purchasers for resale to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act.

The New Notes were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Unsecured Notes Base Indenture, the Unsecured Notes Supplemental Indenture and the forms of the Unsecured Notes, copies of which are filed as Exhibits 4.5, 4.6, 4.7 and 4.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Pre-Capitalized Trust Securities Redeemable 2023

On December 2, 2020, Alexander Funding Trust, a newly-formed Delaware statutory trust (the “Trust”), completed the sale of 900,000 of its pre-capitalized trust securities redeemable November 15, 2023 (the “P-Caps”) for an aggregate purchase price of $900 million to certain qualified institutional buyers pursuant to the terms of the purchase agreement, dated November 17, 2020 (the “P-Caps Purchase Agreement”), among the Trust, NRG, the guarantors named therein and the Initial Purchasers. The Trust invested the proceeds from the sale of the P-Caps in a portfolio of principal and interest strips of U.S. Treasury securities (the “Eligible Treasury Assets”), and NRG agreed to reimburse the Trust for trustees’ fees and the Trust’s other expenses in connection with the transaction. The rights of the holders of the P-Caps with respect to the assets of the Trust are subject to the terms of the Trust’s amended and restated declaration of trust dated December 2, 2020 (the “Trust Declaration”).

In connection with the sale of the P-Caps, NRG and the guarantors named therein entered into a facility agreement, dated December 2, 2020 (the “Facility Agreement”), with the Trust and Deutsche Bank Trust Company Americas, as notes trustee. Under the Facility Agreement, NRG has the right, from time to time, to issue to the Trust and to require the Trust to purchase from NRG, on one or more occasions (the “Issuance Right”), up to $900 million aggregate principal amount of NRG’s 1.841% Senior Secured First Lien Notes due 2023 (the “P-Caps Secured Notes”) in exchange for all or a portion of the Eligible Treasury Assets corresponding to the portion of the Issuance Right under the Facility Agreement being exercised at such time. NRG will pay a semi-annual facility fee to the Trust, calculated at a rate of 1.65% per annum applied to the unexercised portion of the Issuance Right.

The Issuance Right will be exercised automatically in full if (1) NRG fails to pay the facility fee when due or any amount due and owing under the trust expense reimbursement agreement or fails to purchase and pay for any Eligible Treasury Assets that are due and not paid on their payment date and such failure is not cured within 30 days, or (2) upon certain bankruptcy events of NRG.

NRG will be required to mandatorily exercise the Issuance Right if (1) an Acquisition Triggering Event has occurred, (2) NRG’s consolidated stockholders’ equity, determined in accordance with GAAP, but excluding accumulated other comprehensive income (or loss), equity of non-controlling interests attributable thereto and treasury stock at cost, has fallen below $2.0 billion, which amount may be adjusted from time to time upon the occurrence of certain specified events, (3) an event of default under the P-Caps Secured Notes Indenture (as defined below) has occurred or would have occurred had the P-Caps Secured Notes been outstanding, (4) NRG breaches its covenant to maintain sufficient capacity under other material agreements to permit the issuance of the P-Caps Secured Notes in full, (5) a Collateral Enforcement Event (as defined below) has occurred, (6) a change of control triggering event has occurred in respect of NRG or (7) certain events relating to the Trust’s status as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), have occurred. Upon the occurrence of any event described in clause (1), (2), (3), (4) or (7) of this paragraph, the Issuance Right will be exercised in full, and upon the occurrence of any event described in clause (5) or (6) of this paragraph, the Issuance Right will be exercised with respect to the applicable portion of the available amount of P-Caps Secured Notes specified in the Facility Agreement.

If an Acquisition Triggering Event occurs, NRG will be required to redeem, within 30 days of the Acquisition Triggering Event, all of the P-Caps Secured Notes issued to the Trust, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date, and the proceeds of such redemption will be applied by the Trust to redeem the outstanding P-Caps. If a change of control triggering event occurs, subject to certain conditions, the Trust must offer to repurchase each P-Cap at a price equal to 101% of the initial purchase price thereof, plus accrued and unpaid distributions to the date of repurchase.

In lieu of issuing some or all of the P-Caps Secured Notes as to which NRG has voluntarily or mandatorily exercised the Issuance Right, NRG may elect to make a cash payment to the Trust in an amount equal to the redemption price of such P-Caps Secured Notes, plus accrued and unpaid interest on such P-Caps Secured Notes to, but excluding, the date of payment, in exchange for a corresponding portion of the Eligible Treasury Assets. If NRG makes this election or redeems P-Caps Secured Notes held by the Trust, the Trust will redeem a corresponding amount of the P-Caps and the maximum amount of P-Caps Secured Notes that NRG may thereafter issue and sell to the Trust will be reduced by that amount. Subject to certain conditions, NRG will also have the right to repurchase P-Caps Secured Notes then outstanding and held by the Trust in whole or in part, in exchange for Eligible Treasury Assets, at any time prior to the occurrence of an automatic or mandatory exercise of the Issuance Right, and may exercise its Issuance Right with respect to the repurchased P-Caps Secured Notes at a later date.

In connection with the issuance of the P-Caps, on December 2, 2020, NRG entered into a new facility agreement for the issuance of letters of credit (the “LC Agreement”) and Deutsche Bank Trust Company Americas as collateral agent (the “Collateral Agent”) and administrative agent pursuant to which certain financial institutions (the “LC Issuers”) are permitted to join with commitments to provide letters of credit in an aggregate amount not to exceed $874 million to support the operations of NRG and its subsidiaries and minority investments, including to replace certain currently outstanding letters of credit and other credit support issued for the account of entities being acquired pursuant to the Acquisition.

In addition, on December 2, 2020, the Trust entered into a pledge and control agreement (the “Pledge Agreement”), among NRG, the Trust and the Collateral Agent for the LC Issuers, under which the Trust agreed to grant a pledge over the Eligible Treasury Assets in favor of the Collateral Agent for the benefit of the LC Issuers. Pursuant to the LC Agreement and the Pledge Agreement, the Collateral Agent is entitled to withdraw Eligible Treasury Assets from the Trust’s pledged account, following notice to NRG, in the event NRG has failed to reimburse amounts drawn under any letter of credit issued pursuant to the LC Agreement, and the LC Issuers have the right to instruct the Collateral Agent to enforce the pledge over the Eligible Treasury Assets upon the occurrence of any event of default under the LC Agreement (a “Collateral Enforcement Event”).

The P-Caps are to be redeemed by the Trust on November 15, 2023 or earlier upon an early redemption of the P-Caps Secured Notes. Following any distribution of P-Caps Secured Notes to the holders of the P-Caps, NRG may similarly redeem such P-Caps Secured Notes, in whole or in part, at the redemption price described below, plus accrued but unpaid interest to, but excluding, the date of redemption. Any P-Caps Secured Notes outstanding and held by the Trust as a result of the exercise of the Issuance Right that remain outstanding will also mature on November 15, 2023.

The P-Caps Secured Notes that may be sold to the Trust from time to time will be governed by the base indenture, dated December 2, 2020 (the “P-Caps Secured Notes Base Indenture”), between NRG and the Notes Trustee, as supplemented by the supplemental indenture, dated December 2, 2020 (the “P-Caps Secured Notes Supplemental Indenture” and, together with the P-Caps Secured Notes Base Indenture, the “P-Caps Secured Notes Indenture”), among NRG, the guarantors named therein and the Notes Trustee. Each P-Caps Secured Note will bear interest from the date it is sold to the Trust or, if such date is not on May 15 or November 15, the immediately preceding May 15 or November 15 (or, if such date is prior to May 15, 2021, the date the P-Caps are issued), until the maturity date of November 15, 2023.

The P-Caps Secured Notes will, if sold to the Trust, be guaranteed by each of NRG’s current and future subsidiaries that guarantee indebtedness under its credit agreement. The P-Caps Secured Notes will, if sold to the Trust, be secured by a first priority security interest in the same collateral that is pledged for the benefit of the lenders under NRG’s credit agreement and existing senior secured notes, which collateral consists of a substantial portion of the property and assets owned by NRG and the guarantors. The collateral securing the P-Caps Secured Notes will be released at NRG’s request if NRG obtains an investment grade rating from two out of the three rating agencies, subject to reversion if such rating agencies withdraw NRG’s investment grade rating or downgrade NRG’s rating below investment grade. At any time prior to November 15, 2023, NRG may redeem all or a portion of the P-Caps Secured Notes, if any, at a redemption price equal to 100% of the principal amount of the P-Caps Secured Notes redeemed, plus an applicable premium and accrued and unpaid interest, if any, to the redemption date.

The terms of the P-Caps Secured Notes Indenture, among other things, limit the ability of NRG and certain of its subsidiaries to create liens on assets or consolidate, merge or transfer all or substantially all of NRG’s assets and the assets of its subsidiaries.

The P-Caps Secured Notes Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the P-Caps Secured Notes Indenture; defaults in failure to pay certain other indebtedness; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified in the P-Caps Secured Notes Indenture, the Notes Trustee or the holders of at least 30% in aggregate principal amount of the applicable series of the P-Caps Secured Notes that are then outstanding may declare all the P-Caps Secured Notes of such series to be due and payable immediately.

The P-Caps were sold to the Initial Purchasers for resale to qualified institutional buyers under Rule 144A of the Securities Act. The P-Caps were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, the P-Caps may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Furthermore, the Trust is not registered under the Investment Company Act in reliance on Section 3(c)(7) thereof and related rules. This Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Facility Agreement, the LC Agreement, the Trust Declaration, the P-Caps Secured Notes Base Indenture, the P-Caps Secured Notes Supplemental Indenture and the forms of the P-Caps Secured Notes, copies of which are filed as Exhibits 4.9, 4.10, 4.11, 4.12, 4.13 and 4.14, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to this Item 2.03 and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Document

4.1	Indenture, dated December 2, 2020, between NRG Energy, Inc. and Deutsche Bank Trust Company Americas, as trustee, pertaining to the Secured Notes

4.2	Supplemental Indenture, dated December 2, 2020, among NRG Energy, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, pertaining to the Secured Notes

4.3	Form of 2.000% Senior Secured First Lien Notes due 2025 (incorporated by reference to Exhibit 4.2 filed herewith)

4.4	Form of 2.450% Senior Secured First Lien Notes due 2027 (incorporated by reference to Exhibit 4.2 filed herewith)

4.5	Indenture, dated December 2, 2020, between NRG Energy, Inc. and Deutsche Bank Trust Company Americas, as trustee, pertaining to the Unsecured Notes

4.6	Supplemental Indenture, dated December 2, 2020, among NRG Energy, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, pertaining to the Unsecured Notes

4.7	Form of 3.375% Senior Notes due 2029 (incorporated by reference to Exhibit 4.6 filed herewith)

4.8	Form of 3.625% Senior Notes due 2031 (incorporated by reference to Exhibit 4.6 filed herewith)

4.9	Facility Agreement, dated December 2, 2020, among NRG Energy, Inc., the guarantors party thereto, Alexander Funding Trust and Deutsche Bank Trust Company Americas, as the notes trustee

4.10	Letter of Credit Facility Agreement, dated December 2, 2020, among NRG Energy, Inc., the financial institutions from time to time party thereto as letter of credit issuers, and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent

4.11	Amended and Restated Declaration of Trust of Alexander Funding Trust, dated December 2, 2020, among NRG Energy, Inc. as depositor and in its own capacity, Deutsche Bank Trust Company Americas, as trustee, and Deutsche Bank Trust Company Delaware, as Delaware trustee

4.12	Indenture, dated December 2, 2020, between NRG Energy, Inc. and Deutsche Bank Trust Company Americas, as trustee, pertaining to the P-Caps Secured Notes

4.13	Supplemental Indenture, dated December 2, 2020, among NRG Energy, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, pertaining to the P-Caps Secured Notes

4.14	Form of 1.841% Senior Secured First Lien Notes due 2023 (incorporated by reference to Exhibit 4.13 filed herewith)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the IXBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2020		NRG Energy, Inc.
(Registrant)

	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary